Eighth Amendment to the Licensing Agreement previously entered into on the 12th day of July, 2010

Between:

Nanotech Industries Inc., a Delaware corporation.

hereinafter referred to as “Licensor”

And:

Nanotech Industries International Inc., a Nevada corporation (and a wholly owned subsidiary of Hybrid Coating Technologies Inc.)

hereinafter referred to as “NTI”

(collectively referred to as the “Parties”)

WHEREAS the Parties previously entered into a Licensing Agreement on July 12, 2010 (“Licensing Agreement”), into an Amendment Agreement on March 17, 2011, into a Second Amendment Agreement on July 7, 2011, into a Third Amendment Agreement dated June 28, 2013, into a Fourth Amendment Agreement dated December 13, 2013, into a Fifth Amendment Agreement dated March 31, 2014, into a Sixth Amendment Agreement dated April 9, 2014 and into a Seventh Amendment dated May 6, 2014 (collectively the “Agreement”);

WHEREAS the Parties would like to amend the Agreement to expand the definition of the Exclusivity Shares for various territories the whole as set forth below, to include warrants at the sole discretion of the Licensor, which warrants shall include a cashless exercise and be exercisable at a price per share equal to the Common Stock par value and expiring 10 years from the date of issuance and which, .if so issued, shall be issued in the form of Warrant pursuant to Regulation D, or in the form of Warrant pursuant to Regulation S, both attached herewith as Annex A (“Warrants”);

WHEREAS to this end the Parties have agreed to enter into this Eighth Amendment to the Licensing Agreement (“Eighth Amendment Agreement”):

1.	The terms for Exclusivity in various territories to sell and manufacture the LICENSOR Product granted by the Licensor to NTI are set out in Section 3 of the Agreement.

2.	The following terms in Section 3 of the Agreement are henceforth with defined as follows:

(i)

The America-Europe Exclusivity Shares defined as meaning the 52.5% ownership stake in NTI to be issued as consideration for Exclusivity in America and Europe, shall be issuable in an aggregate number of shares and/or Warrants at the sole discretion of the Licensor, such that the aggregate number of shares and/or Warrants to be issued would result in a 52.5% ownership stake in NTI were the Warrants fully exercised at the time of issuance.

(ii)

The Asia Exclusivity Shares, defined as meaning the additional 10% ownership stake in NTI to be issued as consideration for Exclusivity in Asia, shall be issuable in an aggregate number of shares and/or Warrants at the sole discretion of the Licensor, such that the aggregate number of shares and/or Warrants to be issued would result in an additional 10% ownership stake in NTI were the Warrants fully exercised at the time of issuance.

(iii)

The 15% Share Issuance, defined as meaning the additional 15% ownership stake in NTI to be issued as consideration for Exclusivity for the Sale and Manufacturing of SFI (as defined in the Agreement), shall be issuable in an aggregate number of shares and/or Warrants at the sole discretion of the Licensor, such that the aggregate number of shares and/or Warrants to be issued would result in an additional 15% ownership stake in NTI were the Warrants fully exercised at the time of issuance.

3.

The Agreement, as amended by this Eighth Amendment Agreement, remains in full force and effect and is hereby ratified and confirmed. Provisions of the Agreement that have not been amended or terminated by this Eighth Amendment Agreement remain in full force and effect, unamended.

4.	The Parties expressly warrant and guarantee that they have obtained all necessary requisite approvals and that they have the authority to enter into this Eighth Amendment Agreement.

5.	The Preamble to this Eighth Amendment Agreement is incorporated herein by this reference and made a material part of this Eighth Amendment Agreement.

6.

This Eighth Amendment Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed and delivered this Eighth Amendment Agreement on August 19, 2014.

Nanotech Industries International Inc.

By: /s/: Joseph Kristul
Title: President and CEO

Nanotech Industries Inc.

By: /s/: Joseph Kristul
Title: President and CEO

ANNEX A